As filed with the Securities and Exchange Commission on November 30, 2001
                                                                                                File No. __________
===================================================================================================================
                                        SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D.C. 20549

                                                     FORM S-8

                                              Registration Statement
                                                       Under
                                            the Securities Act of 1933

                                               EDISON INTERNATIONAL
                              (Exact name of registrant as specified in its charter)

                 CALIFORNIA                                                        95-4137452
       (State or other jurisdiction of                                (I.R.S. Employer Identification No.)
       incorporation or organization)

                                      2244 Walnut Grove Avenue (P.O. Box 999)
                                            Rosemead, California 91770
                                     (Address of Principal Executive Offices)

                                        Southern California Edison COMPANY
                                              STOCK SAVINGS PLUS PLAN
                                             (Full title of the Plan)

                                   Kenneth S. Stewart, Assistant General Counsel
                                      2244 Walnut Grove Avenue (P.O. Box 800)
                                            Rosemead, California 91770
                                      (Name and address of agent for service)

                                                  (626) 302-6601
                           (Telephone number, including area code, of agent for service)
                                             ------------------------

                                          CALCULATION OF REGISTRATION FEE
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                                                            Proposed            Proposed             Amount
                                         Amount              maximum             maximum               of
Title of securities                       to be          offering price         aggregate         registration
to be registered(1)                    registered           per share       offering price(2)          fee
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Common Stock, no par value           20,000,000 shs.        $14.57            $291,400,000           $72,850
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Rights to Purchase Series A Junior
   Participating Cumulative Preferred Stock,
   without par value, of Edison International(3)
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(1)   In addition,  pursuant to Rule 416(c) under the  Securities  Act of 1933,  this  registration  statement also covers an  indeterminate  amount of  interests to be offered or sold  pursuant to the  employee  benefit plan described herein.

(2)   Estimated  pursuant to Rules 457(c) and 457(h),  solely for the purpose of calculating the registration  fee, on the basis of the average of the high and low prices of Edison  International  Common Stock reported in the consolidated reporting system as of November 26, 2001.

(3)   The Rights are initially  carried and traded with the common  stock.  The value  attributable  to the Rights, if any, is reflected in the value of the common stock.
===================================================================================================================

                                                      PART II

Reason for Registration Statement

This Registration Statement is filed to register 20,000,000 additional shares of Edison International common stock to be issued and sold under the Southern California Edison Company Stock Savings Plus Plan also known as the Edison
401(K) Savings Plan for Employees of Participating Edison International Companies (the "Plan").

Item 3.  Incorporation of Certain Documents by Reference

         The following documents filed with the Securities and Exchange Commission ("Commission") by Edison
International or by the Plan are incorporated by reference in this Registration Statement:

         1.   (a) Annual Report of Edison International on Form 10-K for the year ended December 31, 2000.

              (b) Annual Report of the Plan on Form 11-K for the year ended December 31, 2000.

              (c) Quarterly  Reports of Edison  International for the quarters ended March 31, 2001, June 30, 2001, and September 30, 2001.

         2.   The "Description of Registrant's Securities to be Registered" on pages 4-5 of the Registration of
Securities of Certain Successor Issuers on Form 8-B filed by SCEcorp (predecessor company) on May 20, 1988.

         All documents subsequently filed by Edison International or the Plan pursuant to Sections 13(a), 13(c),
14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered thereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.  Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Capital Stock

         Not Applicable.

Item 5.  Interest of Named Experts and Counsel

         Counsel for the registrant, Kenneth S. Stewart, is a salaried employee of Southern California Edison
Company, which is a subsidiary of Edison International, and he shares in the benefits accruing to such employees.  As of November 16, 2001, Mr. Stewart had a direct or indirect interest in 53,482 shares of Edison
International's Common Stock.  These shares include those credited and conditionally credited to his accounts as of such date with the trustees of the Plan and the agent for a dividend reinvestment plan, as well as shares subject to nonqualified stock options, performance shares, and deferred stock units awarded under incentive compensation plans.

Item 6.  Indemnification of Directors and Officers

         Section 317 of the California Corporations Code provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding or action by reason of the fact that he or she is or was a director, officer, employee or other agent of such corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise.  Section 317 also grants authority to a corporation to include in its articles of incorporation indemnification provisions in excess of that permitted in Section 317, subject to certain limitations.

         Article Sixth of the Restated Articles of Incorporation of Edison International authorizes Edison
International to provide indemnification of directors, officers, employees, and other agents through bylaw provisions, agreements with agents, votes of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

         Article VI of the Amended Bylaws of Edison International contains provisions implementing the authority granted in Article Sixth of the Articles of Incorporation.  The Amended Bylaws provide for the indemnification of any director or officer of Edison International, or any person acting at the request of Edison International as a director, officer, employee or agent of another corporation or other enterprise, for any threatened, pending or completed action, suit or proceeding to the fullest extent permissible under California law and the Restated
Articles of Incorporation of Edison International, subject to the terms of any agreement between Edison
International and such a person; provided that, no such person shall be indemnified:  (i) except to the extent that the aggregate of losses to be indemnified exceeds the amount of such losses for which the director or officer is paid pursuant to any director's or officer's liability insurance policy maintained by Edison
International; (ii) on account of any suit in which judgment is rendered for an accounting of profits made from the purchase or sale of securities of Edison International pursuant to Section 16(b) of the Securities Exchange
Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; (iii) if a court of competent jurisdiction finally determines that the indemnification is unlawful; (iv) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (v) for acts or omissions that the director or officer believes to be contrary to the best interests of Edison International or its shareholders, or that involve the absence of good faith; (vi) for any transaction from which the director or officer derived an improper personal benefit; (vii) for acts or omissions that show a reckless disregard for the director's or officer's duty to Edison International or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to Edison International or its shareholders; (viii) for acts or omissions that constitute an unexcused pattern of inattention that amount to an abdication of the director's or officer's duties to Edison
International or its shareholders; (ix) for costs, charges, expenses, liabilities and losses arising under
Section 310 or 316 of the California Corporations Code; or (x) as to circumstances in which indemnity is expressly prohibited by Section 317 of the California Corporations Code.  The exclusions set forth in clauses
(iv) through (ix) above shall apply only to indemnification with regard to any action brought by or in the right of Edison International for breach of duty to Edison International or its shareholders.  The Amended Bylaws of
Edison International also provide that Edison International shall indemnify any director or officer in connection with (a) a proceeding (or part thereof) initiated by him or her only if such proceeding (or part thereof) was authorized by the Board of Directors or (b) a proceeding (or part thereof), other than a proceeding by or in the name of Edison International to procure a judgment in its favor, only if any settlement of such a proceeding is approved in writing by Edison International.  Indemnification shall cover all costs, charges, expenses, liabilities and losses, including attorneys' fees, judgments, fines, ERISA excise taxes, or penalties and amounts paid or to be paid in settlement, reasonably incurred or suffered by the director or officer.

         Edison International has directors' and officers' liability insurance policies in force insuring directors and officers of Edison International and its subsidiaries.  Edison International has also entered into written agreements with each of its directors incorporating the indemnification provisions of the Amended Bylaws.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         See Exhibit Index.

         The registrant undertakes that it has submitted or will submit the Plan and any amendments thereto to the Internal Revenue Service ("IRS") in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered
              (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the
Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13 (a) or Section 15(d)
of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange
Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                    SIGNATURES

The Registrant

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 30th day of November, 2001.

                                                                             Edison International

                                                                 By          Kenneth S. Stewart
                                                                    --------------------------------------
                                                                             Kenneth S. Stewart
                                                                          Assistant General Counsel

         Pursuant to the  requirements of the Securities Act of 1933, this  Registration  Statement has been signed by the following persons in the capacities and on the dates indicated.

              Signature                                   Title                                Date
              ---------                                   -----                                ----

Principal Executive Officer:

     John E. Bryson*                           Chairman of the Board,
                                               President, Chief Executive
                                               Officer and Director                 November 30, 2001

Principal Financial Officer:

     Theodore F. Craver, Jr.*                  Senior Vice President,
                                               Treasurer and Chief
                                               Financial Officer                    November 30, 2001

Controller or Principal Accounting Officer:

     Thomas M. Noonan*                         Vice President
                                               and Controller                       November 30, 2001

Majority of Board of Directors:

     John Bryson*                              Director                             November 30, 2001
     Warren Christopher*                       Director                             November 30, 2001
     Stephen E. Frank*                         Director                             November 30, 2001
     Joan C. Hanley*                           Director                             November 30, 2001
     Carl F. Huntsinger*                       Director                             November 30, 2001
     Charles D. Miller*                        Director                             November 30, 2001
     Luis G. Nogales*                          Director                             November 30, 2001
     Ronald L. Olson*                          Director                             November 30, 2001
     James M. Rosser*                          Director                             November 30, 2001
     Robert H. Smith*                          Director                             November 30, 2001
     Thomas C. Sutton*                         Director                             November 30, 2001
     Daniel M. Tellep*                         Director                             November 30, 2001

*By  Kenneth S. Stewart
     ------------------------------------
    (Kenneth S. Stewart, Attorney-in-Fact)

The Plan

         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemead, State of California, on the 30th day of November, 2001.

                                                          STOCK SAVINGS PLUS PLAN

                                                By        Frederick J. Grigsby, Jr.
                                                    ---------------------------------
                                                          Frederick J. Grigsby, Jr.
                                                            Chair of the Employee
                                                       Benefits/Health Care Committee

                                          EXHIBIT INDEX

Exhibit
Number                                    Description
------                                    -----------

4.1        Restated Articles of Incorporation of Edison International dated May 7, 1996
           (File No. 1-9936 filed as Exhibit 3.1 to Form 10-K for the year ended
           December 31, 1998)*

4.2        Certificate of Determination of Series A Junior Participating Cumulative Preferred
           Stock of Edison International dated November 21, 1996 (Form 8-A dated
           November 21, 1996)*

4.3        Amended Bylaws of Edison International as adopted by the Board of Directors on October 18, 2001 (File No. 1-9936 filed as Exhibit 3.3 to Form 10-Q for the quarter ended September 30, 2001)*

5          Opinion of Counsel

23.1       Consent of Counsel (see Opinion of Counsel)

23.2       Consent of Independent Public Accountants

24.1       Power of Attorney

24.2       Certified copy of Resolution of Board of Directors

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*    Incorporated by reference pursuant to Rule 411(c) under the Securities Act of 1933.